   As filed with the Securities and Exchange Commission on September 17, 1998
                                                     Registration No. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ---------------

                          SCB COMPUTER TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in Its Charter)

             TENNESSEE                                    62-1201561
    (State or Other Jurisdiction                       (I.R.S. Employer
          of Incorporation                          Identification Number)
          or Organization)

               1365 WEST BRIERBROOK ROAD, MEMPHIS, TENNESSEE 38138
                                 (901) 754-6577
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)
                              --------------------

                                GORDON L. BATEMAN
                          CHIEF ADMINISTRATIVE OFFICER
                            1365 WEST BRIERBROOK ROAD
                            MEMPHIS, TENNESSEE 38138
                                 (901) 754-6577
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________.

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

================================================================================================================================

                                                                    Proposed Maximum        Proposed Maximum         Amount of
                                                Amount To Be       Offering Price Per      Aggregate Offering      Registration
     Title Of Shares To Be Registered            Registered             Share (1)               Price (1)               Fee
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share            300,000                 $6.75                $2,025,000              $597
=================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the closing sales price of the Company's Common Stock on September 14, 1998, as reported on The Nasdaq Stock Market's National Market.

                                -----------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                SUBJECT TO COMPLETION, DATED SEPTEMBER 17, 1998

PROSPECTUS
----------

                                 300,000 SHARES

                          SCB COMPUTER TECHNOLOGY, INC.

                                  COMMON STOCK

                                   ----------

         All of the 300,000 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of SCB Computer Technology, Inc. (the "Company") offered hereby are being offered by certain shareholders of the Company (the "Selling Shareholders"). See "Selling Shareholders." The Company will not receive any proceeds from the sale of the Common Stock offered hereby.

         The Shares may be sold from time to time in brokerage transactions at prevailing market prices in the public markets through one or more brokers or dealers, in privately negotiated transactions for the account of each of the Selling Shareholders at prices at or near the market price, or in other privately negotiated transactions. See "Plan of Distribution."

         The Company has agreed to bear all expenses (other than selling commissions relating to the Shares) in connection with the registration and sale of the Shares being registered hereby. The Company has agreed to indemnify the Selling Shareholders against certain liabilities and the Selling Shareholders have agreed to indemnify the Company against certain liabilities in connection with this offering, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Plan of Distribution."

         The Common Stock is traded on The Nasdaq Stock Market's National Market (the "Nasdaq National Market") under the symbol "SCBI." The last reported sale price per share of the Common Stock on the Nasdaq National Market on September 15, 1998 was $7.00.

                             -----------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
             HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                 ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

         No person has been authorized to give any information or to make any representation in connection with this offering other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstance, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock to which it relates. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby in any jurisdiction in which it is not lawful or to any person to whom it is not lawful to make any such offer or solicitation.

                The date of this Prospectus is September __, 1998.

                              AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 under the Securities Act with respect to the Shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. Certain items are omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus concerning the provisions or contents of any contract or other document referred to herein are not necessarily complete. With respect to each such contract, agreement, or document, reference is made to such document for a more complete description, and each such statement is deemed to be qualified in all respects by such reference.

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files proxy statements, reports, and other information with the Commission. The Registration Statement (with exhibits), as well as such proxy statements, reports, and other information, may be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file such information electronically with the Commission at http://www.sec.gov.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents or portions of documents filed with the Commission by the Company (File No. 0-27694) are incorporated by reference into this Prospectus:

                  (i) The Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1998, as amended by Form 10-K/A No. 1 dated July 31, 1998;

                  (ii) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 1998;

                  (iii) The Company's Current Report on Form 8-K dated September 4, 1998; and

                  (iv) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering.

         All reports and other documents filed by the Company pursuant to
Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this

Prospectus. Subject to the foregoing, all information appearing in this Prospectus is qualified in its entirety by the information appearing in the documents incorporated herein by reference.

         The Company undertakes to provide, without charge, to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any document incorporated by reference herein (not including exhibits to such documents unless such exhibits are specifically incorporated by reference into the information incorporated into this Prospectus). Requests for such documents should be directed to Gordon
L. Bateman, Corporate Secretary, SCB Computer Technology, Inc., 1365 West Brierbrook Road, Memphis, Tennessee 38138, (901) 754-6577.


                                   THE COMPANY

GENERAL

         SCB Computer Technology, Inc. ("SCB" or the "Company") is a leading provider of information technology (IT) management and technical services, through six regional operations, four subsidiaries, and its corporate service groups, to Fortune 500 companies, state and local governments and other large organizations. The Company's services primarily consist of: (1) Consulting, including evaluation, design, and re-engineering of computer systems, management, quality assurance and technical directions for IT projects, network planning and implementation, Year 2000 compliance, and functional expertise and training; (2) Outsourcing, including system development and integration, maintenance, data center management, help desk and technical services, remote processing, and computer hardware sales and leasing; (3) Professional Staffing, including providing skilled IT staff on an as-needed basis; and (4) Enterprise Resource Planning, including planning and evaluating, system analysis and administration, implementation, and functional support.

         The Company's principal executive offices are located at 1365 West Brierbrook Road, Memphis, Tennessee 38138. The Company's telephone number at that address is (901) 754-6577. The Company can also be contacted at the following Internet address: http://www.scb.com.

RECENT DEVELOPMENTS

         Settlement of TVA Investigation. The Company has reached a tentative agreement with the United States Attorney for the Western District of Tennessee and the Tennessee Valley Authority (the "TVA") to settle on a civil basis all claims against the Company relating to the previously disclosed governmental investigation into TVA billings. The Company is in the process of negotiating with the government regarding the amount of the civil settlement, which it anticipates will occur before 1998 calendar year end. It is the Company's understanding that Steve N. White, who recently resigned as an officer and director of the Company, has agreed to plead guilty to a single charge of submitting false claims aggregating less than $10,000 relating to TVA expense billings. In connection with Mr. White's resignation, the Company entered into certain agreements with Mr. White relating to a five-year noncompete, the cancellation of his in-the-money SCB stock options, restrictions on future sales of SCB Common Stock, and a full release of SCB.

         Amendment to Charter. At the Company's Annual Meeting of Shareholders to be held on November 3, 1998, the shareholders of the Company will, among other things, consider and act upon a proposal to amend the Company's Amended and Restated Charter to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000.

FORWARD-LOOKING STATEMENTS

         This Prospectus, including information incorporated by reference herein, may be deemed to contain certain forward-looking statements regarding the Company, including its anticipated financial and operating results. The Company undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. Information contained in such forward-looking statements is inherently uncertain and actual performance and results may differ materially due to many important factors, many of which are beyond the Company's control, including the Company's dependence on key clients; the Company's dependence on the availability, recruitment, and retention of qualified IT employees; the Company's dependence on key management personnel; the Company's potential liability to clients in connection with the provision of IT services, particularly Year 2000 services; the Company's ability to finance, sustain, and manage growth; the Company's ability to integrate acquired businesses; the timing and ultimate outcome of the governmental investigations of the Company, including the Company's ability to negotiate a definitive settlement with the government relating to the TVA matter on terms described herein and the tax and accounting treatment for the related payments related to such settlement; competition; general economic conditions; and the like.

                              SELLING SHAREHOLDERS

         The following table sets forth information provided to the Company by the Selling Shareholders with respect to the beneficial ownership of Common Stock by the Selling Shareholders as of September 15, 1998, and as adjusted to reflect the sale of the Shares offered hereby (assuming that all of the Shares offered hereby will be sold).



                           Shares Beneficially                             Shares Beneficially
                                 Owned                   Shares                  Owned
                          Prior to the Offering        to be Sold           After the Offering
                     ------------------------------      in the       --------------------------
                          Number      Percent (1)       Offering        Number      Percent (1)
                     -------------   --------------    ----------      ---------    ------------
John Severini            271,862         1.1%           150,000         121,862           *

Barbara Severini         271,862         1.1%           150,000         121,862           *
                                                        -------
                                                        300,000

--------------
* Less than one percent.

(1) Based on a total of 24,671,776 shares issued and outstanding on September 11, 1998.


         John Severini and Barbara Severini (collectively, the "Selling Shareholders") are former shareholders of Proven Technology, Inc., a New York corporation ("Proven"). Pursuant to an Agreement and Plan of Merger (the "Plan of Merger"), dated May 1, 1998, by and among the Company, Proven, the Selling Shareholders, and PTI Acquisition, Inc., a Tennessee corporation and wholly owned subsidiary of the Company ("PTI Acquisition"), Proven was merged (the "Merger") with and into PTI Acquisition. PTI Acquisition was the surviving corporation in the Merger and changed its name upon consummation thereof to Proven Technology, Inc. As a result of the Merger, all of the outstanding stock of Proven was converted into an aggregate of 543,724 shares of the Company's Common Stock (the "Merger Shares"). Pursuant to an Indemnity and Escrow Agreement between the Company, PTI Acquisition, and the Selling Shareholders, 10% of the Merger Shares, or 54,372 shares of Common Stock, were delivered to NationsBank of Tennessee, N.A., as escrow agent. The escrowed shares may be used to satisfy indemnification claims by the Company for any breaches of representations and warranties made in the Plan of Merger by the Selling Shareholders.

         Pursuant to the terms of the Plan of Merger, the Selling Shareholders received the right to request the Company to register such number of the Merger Shares as have a fair market value in excess of $1,000,000 but less than $3,000,000. See "Plan of Distribution." All sales of the Merger Shares, whether pursuant to an effective registration statement or otherwise, must be effected by one or more brokers who are mutually agreeable to the Company and the Selling Shareholders. In addition, unless otherwise agreed to in writing in advance by the Company, the Selling Shareholders may not, during any 30-day period, sell in the aggregate, whether through an effective registration statement or otherwise, more than one-quarter (or 135,931 shares) of the total number of Merger Shares.

         Mr. Severini is currently employed by PTI Acquisition as Vice President of Operations pursuant to the terms of a three-year Employment Agreement. The Employment Agreement also provides that Mr. Severini will not compete with the Company or its subsidiaries for a period of two years following the expiration of the Employment Agreement or Mr. Severini's earlier termination; provided, that if Mr. Severini is terminated without cause, the non-competition provisions will terminate on May 1, 2001.

                              PLAN OF DISTRIBUTION

         The Company is registering the Shares on behalf of the Selling Shareholders. As used herein, "Selling Shareholders" includes donees and pledgees selling Shares received from a named Selling Shareholder after the date of this Prospectus. The Shares may be sold from time to time in brokerage transactions at prevailing market prices in the public market through one or more brokers or dealers, in privately negotiated transactions for the account of each of the Selling Shareholders at prices at or near the market price, or in other privately negotiated transactions. Unless otherwise agreed to in writing in advance by the Company, the Selling Shareholders may not, during any 30-day period, sell in the aggregate, whether through an effective registration statement or otherwise, more than one-quarter (or 135,931 shares) of the total number of Merger Shares.

         In connection with the merger of Proven with and into PTI Acquisition, John Severini and Barbara Severini received the right to request the registration of the Shares offered by them. The Selling Shareholders have agreed to execute sales of their Shares in open market transactions through Morgan Keegan & Company, Inc., a registered broker-dealer that is a market maker with respect to the Common Stock ("Morgan Keegan"). Ordinary brokerage commissions will be paid by the Selling Shareholders in connection with brokerage transactions, including transactions effected by Morgan Keegan. The Company has agreed to pay other expenses of this offering, currently estimated to be approximately $10,000. The Company has agreed to maintain the effectiveness of the Registration Statement covering the Shares for a period of ninety days.

         The Company has agreed to indemnify the Selling Shareholders, and the Selling Shareholders have agreed to indemnify the Company, against certain liabilities in connection with this offering, including liabilities under the Securities Act.

         The Selling Shareholders and any brokers or other persons who participate in the sale of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such brokers or other persons, and any profits on the resale of the Shares, may be deemed to be underwriting commissions or discounts.

         Upon the Company being notified by a Selling Shareholder that any material arrangement, other than the arrangement with Morgan Keegan described above, has been entered into with a broker-dealer for the sale of Shares through a block trade, special offering, exchange distribution or secondary distribution, or a purchase by a broker or dealer, a supplement to this Prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Shareholder and of the participating broker-dealer, (ii) the number of Shares involved, (iii) the price at which such Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer, where applicable, (v) that such broker-dealer did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus and (vi) other facts material to the transaction. In addition, upon the Company being notified by a Selling Shareholder that a donee or pledgee intends to sell more than 500 Shares, a supplement to this Prospectus will be filed.

                                     EXPERTS

         The consolidated financial statements of SCB Computer Technology, Inc. appearing in its Annual Report on Form 10-K for the year ended April 30, 1998 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


SEC registration fee................................................................  $    597
Accounting fees and expenses........................................................     3,000
Legal fees and expenses.............................................................     5,000
Miscellaneous fees and expenses.....................................................     1,403
                                                                                      --------

   Total............................................................................  $ 10,000
                                                                                      ========


* All of the above expenses except the SEC registration fee are estimated. All of the above expenses will be paid by the Company.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Tennessee Business Corporation Act ("TBCA") provides that a corporation may indemnify any director or officer against liability incurred in connection with a proceeding if (i) the director or officer acted in good faith,
(ii) the director or officer reasonably believed, in the case of conduct in his or her official capacity with the corporation, that such conduct was in the corporation's best interest, or, in all other cases, that his or her conduct was not opposed to the best interests of the corporation, and (iii) in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer is adjudged to be liable to the corporation. Similarly, the TBCA prohibits indemnification in connection with any proceeding charging improper personal benefit to a director or officer, if such director or officer is adjudged liable on the basis that a personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that a director or officer be indemnified for reasonable expense if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met.

         The Amended and Restated Charter of the Company (the "Charter") and its Amended and Restated Bylaws (the "Bylaws") provide that the Company will indemnify from liability, and advance expenses to, any present or former director or officer of the Company to the fullest extent allowed by the TBCA, as amended from time to time, or any subsequent law, rule, or regulation adopted in lieu thereof. Additionally, the Charter provides that no director of the Company will be personally liable to the Company or any of its shareholders for monetary damages for breach of any fiduciary duty except for liability arising from (i) any breach of a director's duty of loyalty to the Company or its shareholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any unlawful distributions, or (iv) receiving any improper personal benefit.

ITEM 16.  EXHIBITS.


   EXHIBIT NO.                                     DESCRIPTION
   -----------                                     -----------
       3.1            Amended and Restated Charter of the Company (incorporated by reference to Exhibit 3.1 of the Company's Registration
                      Statement on Form S-1, Registration No. 33-80707)
       3.2            Articles of Amendment to the Amended and Restated Charter of
                      the Company (incorporated by reference to Exhibit 4.2 to
                      Registration on Form S-8, Registration No. 333-36971)
       3.3            Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 of the Company's Registration
                      Statement on Form S-1, Registration No. 33-80707)
        4             Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form
                      S-1, Registration No. 33-80707)
        5             Opinion of Bass, Berry & Sims PLC
        23            Consent of Ernst & Young LLP
        24            Power of Attorney (included on page II-4)

ITEM 17. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of the securities offered hereby, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings in paragraph (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Memphis, Tennessee, on September 15, 1998.


                                      SCB COMPUTER TECHNOLOGY, INC.


                                      By: /s/ Ben C. Bryant, Jr.
                                          --------------------------------------
                                          Ben C. Bryant, Jr.
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to the Registration Statement appears below hereby constitutes and appoints T. Scott Cobb and Ben C. Bryant, Jr., and each of them, with full power to act without the other, as his attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to this Registration Statement (including post-effective amendments and amendments thereto) and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and each of them full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                     TITLE                                        DATE
                  ---------                                     -----                                        ----

/s/ T. Scott Cobb                            Chairman of the Board of Directors                     September 15, 1998
--------------------------------------
T. Scott Cobb

/s/ Ben C. Bryant, Jr.                       President, Chief Executive Officer                     September 15, 1998
--------------------------------------       (Principal Executive Officer) and
Ben C. Bryant, Jr.                           Vice Chairman of the Board of
                                             Directors

/s/ Gary E. McCarter                         Chief Financial Officer (Principal                     September 15, 1998
--------------------------------------       Financial and Accounting Officer)
Gary E. McCarter

/s/ James E. Harwood                         Director                                               September 15, 1998
--------------------------------------
James E. Harwood

/s/ Joseph W. McLeary                        Director                                               September 15, 1998
--------------------------------------
Joseph W. McLeary

                                  EXHIBIT INDEX


   EXHIBIT NO.                                     DESCRIPTION
   -----------                                     -----------
       3.1            Amended and Restated Charter of the Company (incorporated by reference to Exhibit 3.1 of the Company's Registration Statement
                      on Form S-1, Registration No. 33-80707)
       3.2            Articles of Amendment to the Amended and Restated Charter of
                      the Company (incorporated by reference to Exhibit 4.2 to
                      Registration on Form S-8, Registration No. 333-36971)
       3.3            Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 of the Company's Registration Statement
                      on Form S-1, Registration No. 33-80707)
        4             Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form
                      S-1, Registration No. 33-80707)
        5             Opinion of Bass, Berry & Sims PLC
        23            Consent of Ernst & Young LLP
        24            Power of Attorney (included on page II-4)